UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): May 1, 2008

NACEL ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

WYOMING	4911	20-4315791
(State or other Jurisdiction of	(Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1128 12th Street, Suite B, Cody, Wyoming		82414

(Name and address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		307-461-4221

SEC File Number: File No. 333-142860

Item 1.01 Entry Into Material Definitive Agreement

On May 1, 2008, NACEL Energy Corporation entered into a joint venture agreement with Ridge Partners, LLC. NACEL Energy and Ridge Partners have teamed to develop 600 megawatts (MW) of utility class wind energy in three phased projects in the Dominican Republic.

The agreement is attached as an exhibit and should be referred to for a complete description of the agreement.

Exhibits

10. Joint Venture Agreement

99. Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

NACEL ENERGY CORPORATION

By:	/s/ Brian Lavery
Brian Lavery
Date: May 19, 2008